                                                        Lease to - EXHIBIT 10.12



January 28, 2000



Gill Roseberry
Salem Bank & Trust
P.0. Box 979
Salem, Virginia 24153

Dear Gill:

As discussed this morning, T.A. Carter will probably be able to give up the storage space (rented from Salem Bank & Trust), by at least the end of May 2000 if not sooner.

We have cleaned out most of the records, but have to wait until at least April 15 before disposing of the remainder of the boxes. I will be in touch with you around that time with a more definite date.

Thanks for your patience.

Sincerely,


Sandra S. Ferris

                          SALEM BANK AND TRUST, N.A.
--------------------------------------------------------------------------------
TELEPHONE (540) 387-0223            P.O. BOX 979           SALEM, VIRGINIA 24153



July 16, 1997



Mrs. Sandra S. Ferris
T.A. Carter, Jr., Architect
P.0. Box 622
Salem, VA 24153

RE:  Storeroom Lease
     Olde Newberry Building

Dear Sandy:

I apologize for being so later in getting this lease out to you, but I have been in the midst of a computer conversion which has taken all my time.

The lease is exactly like the old one except the dollars have changed.

Since you wanted it to start on January 1, I have dated it as of the first business day in January (January 2, 1997).

If everything is in order, please sign one copy and return it to me in the postage paid envelope enclosed.

Should you have any questions, please feel free to call me.

Sincerely,

Gill R. Roseberry

Senior Vice President & Cashier

Encl.

                                     LEASE

                      STOREROOM - OLDE NEWBERRY BUILDING

                                SALEM, VIRGINIA

     THIS LEASE is made this 2/nd/  day of January,1997, by SALEM BANK& TRUST,
                             -----         -------   --
N.A. (hereinafter referred to as "Landlord"), and CARTER ASSOCIATES, INC. (hereinafter referred to as "Tenant").

                                  WITNESSETH

     In consideration of the mutual agreements hereinafter set forth, the parties hereto mutually agree as follows:

     1.   Demised Premises.  Landlord hereby leases to Tenant, and Tenant hereby
          ----------------
leases from Landlord, for the term and upon the conditions hereinafter provided, 1 Storeroom of 1,215 square feet located in the Olde Newberry Building, 110 East Main Street, Salem, Virginia 24153 (hereinafter referred to as the "Storeroom"), as outlined in red on Exhibit A attached hereto and made a part hereof (such space being hereinafter referred to as the "Demised Premises").

     2.   Term.  The term of this Lease shall commence on January 1, 1997 and
          ----
shall expire at 11:59 o'clock p.m. December 31, 2004.

     3.   Option to Renew.  Tenant may at its option, so long as it is not in
          ---------------
default under any of the terms hereof, upon written notice to Landlord one (1) month prior to the end of the preceding term, renew this lease for 1 consecutive
                                                                   -
term upon the same terms and conditions for-ONE (1) YEAR EACH.
                                            ------------------

     4.   Rent.  Tenant shall pay as base rent for the Demised Premises for each
          ----
year of the term hereof the sum of $4,896.36 (Four Thousand Eight Hundred
                                    -------- ----------------------------
Ninety-Six Dollars and Thirty-Six Cents) payable in equal monthly installments,
----------------------------------------
in advance of $408.03 (Four Hundred Eight Dollars and Three Cents) the first
              ----------------------------------------------------
monthly installment to be made upon the Commencement Date of this lease, and the second and all subsequent monthly payments to be made on the first day of each and every calendar month after the Commencement Date. Tenant shall pay rent to Landlord at 110 East Main Street, Salem, Virginia 24153, or to such other party and address as Landlord may designate from time to time by written notice to Tenant, without demand and without deduction, set-off or counterclaim. If Landlord shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all Landlord's right hereunder.

     5.   Use of Demised Premises.  Tenant will promptly use and occupy the
          -----------------------
Demised Premises following the Commencement Date, solely for a storage facility.

     6.   Indemnity and Public Liability Insurance.  The Tenant agrees to
          ----------------------------------------
indemnify and save harmless the Landlord from and against all claims of whatever arising from any act, omission, or negligence of the Tenant, or the Tenant's contractors, licenses, agents, servants, or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the term hereof in or about the Tenant's leased premises where such accident, damage or injury results or is claimed to have resulted from an act, omission or negligence on part of the Tenant or the Tenant's agents or employees.

          Tenant agrees to maintain in full force during the term hereof a policy of public liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with the Landlord as may be set out in notice from time to time) are named as additional named insured with the Tenant. Each such policy shall be noncancellable with respect to the Landlord and the Landlord's said designess without ten (10) day's prior written notice to the Landlord, and a duplicate original or certificate thereof shall be delivered to the Landlord. The minimum limits of liability of such insurance shall be $1,000,000.00 for injury (or death) to any one person, and
         -------------
$3,000,000.00 for injury (or death) to more than one person, and $250,000.00
-------------                                                    -----------
with respect to property. The above limits are subject to the Tenant's ability to obtain coverage through normal course of business.

     7.   Other Insurance.  The Tenant agrees that it shall keep its fixtures,
          ---------------
merchandise, and equipment insured against loss or damage by fire with the usual extended coverage endorsement. It is understood and agreed that the Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation loss by theft or otherwise.

     8.   Assignment and Subletting.  Tenant will not assign, transfer, mortgage
          -------------------------
or encumber this Lease or the Demised Premises without obtaining the prior written consent of the Landlord, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of the Landlord, which consent will not be unreasonably withheld.
Tenant may sublet or rent the Demised Premises or any portion thereof only with the prior consent of the Landlord. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     9.   Improvements.  Tenant shall be free to make alterations,
          ------------
redecorations, or improvements in and to the Demised Premises. All alterations, decorations, additions or improvements in or to the Storeroom made by either party shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term hereof without disturbance, molestation, or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration or termination of the term of this Lease, all movable furniture, furnishings or equipment installed on the Demised Premises at the expense of Tenant, and if such property of Tenant is not removed by Tenant prior to the expiration or termination of this

Lease, the same shall become the property of Landlord and shall be surrendered with the Demised Premises as part thereof, unless prior written permission is received stating that Tenant's property may remain for a specified time. None of the above shall affect the structural safety of the building.

     10.  Maintenance by Tenant.  Tenant shall suffer no waste or injury to the
          ---------------------
Demised Premises or the fixtures and equipment therein, and shall, at the expiration or other termination of the term of this Lease, surrender up the Demised Premises in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear and damage by the elements, fire or other casualties excepted.

     11.  Inspection.  Tenant will permit Landlord, or its representative to
          ----------
enter the Demised Premises, without charge therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the same, and make such alterations and/or repairs as in the judgement of Landlord may be deemed necessary, or to exhibit the same to prospective Tenants during the last Thirty (30) days of the term of this Lease.

     12.  Default of Tenant.  If Tenant shall fail to pay any monthly
          -----------------
installment of rent as aforesaid (although no legal or formal demand has been made therefore), or shall violate or fail to perform any of the other conditions, covenants or agreements on its part contained in this or in any other lease of space in the Building, and such failure to pay rent or such violation or failure shall continue for a period of ten (10) days after the due date of such payments and after written notice of any such other violation or failure to Tenant by Landlord, then and in any of said events this Lease shall, at the option of Landlord, cease and terminate upon at lease ten (10) days prior written notice of such election to Tenant by Landlord, and if such failure to pay rent or such violation or failure shall continue to the date set forth in such notice of termination, then this Lease shall cease and terminate without further notice to quit or of Landlord's intention to reenter, the same being hereby waived, and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable.

     13.  Covenants of Landlord.  Landlord covenants that it has the right to
          ---------------------
make this Lease for the term aforesaid, and that if Tenant shall pay the rental and perform al of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peacefully and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord.

     14.  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be deemed duly given if delivered in person or by certified or registered mail, return receipt requested, first-class postage paid (I) if to Landlord, at 110 East Main Street, Salem, Virginia 24153 and (II) if to Tenant,
             -------------------------------------------
at 508 East Main Street, Salem, Virginia 24153 unless notice of a change of
   -------------------------------------------
address is given pursuant to the provisions of this Article.

     15.  Entire Agreement.  This Lease, together with Exhibit A, attached
          ----------------
hereto, contains and embodies the entire agreement of the parties hereto, and representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

     Landlord and Tenant have each executed this Lease under seal on the day and year hereinabove written.

                                   LANDLORD:
                                   SALEM BANK & TRUST, N.A.

                              BY:  ______________________________


                                   TENANT:
                                   CARTER ASSOCIATES, INC.


                              BY:  ______________________________